TRACTOR SUPPLY ON TRACK TO DELIVER RECORD SECOND QUARTER 2022 FINANCIAL RESULTS
Company Achieves Milestone of over 200 Garden Center Projects Completed and Announces Enhanced Mobile App Personalization for Pets

Brentwood, Tenn., June 6, 2022 - Tractor Supply Company (NASDAQ: TSCO), the largest rural lifestyle retailer in the United States, today provided an outlook for the second quarter ending June 25, 2022. The Company is providing this financial update in advance of presenting at Baird’s Global Consumer, Technology and Services Conference tomorrow morning and at its Annual Sales Meeting in early July 2022, attended by nearly 3,000 Tractor Supply Team Members.

While there is still a significant portion of the second quarter of fiscal 2022 ahead, Tractor Supply currently forecasts net sales growth of 8% and comparable store sales growth of 5% as compared to the second quarter of fiscal 2021. Diluted earnings per share for the second quarter of fiscal 2022 is forecasted to be $3.48 or greater.

“Tractor Supply is on track to deliver record results in the second quarter on both sales and earnings. As we moved through April and the weather has normalized, we have experienced strong sales of our seasonal products. The strength of our needs-based, demand-driven business continues as the team is effectively managing inventory levels, inflationary costs, and pressures across the global supply chain. We believe we are well positioned to have a strong second quarter,” said Hal Lawton, Tractor Supply’s President and Chief Executive Officer.

Lawton continued, “When our customers need solutions for their Out Here lifestyle, they think of Tractor Supply. We continue to look for ways to better serve our customers through an ever-expanding product offering like our Garden Centers or the personalization of how our customers interact with us digitally. We have successfully completed over 200 Garden Centers at our stores, and our customers’ early response has been very exciting. The upcoming addition of the ‘My Pet’ mobile app personalization will allow us to offer a differentiated digital shopping experience across the 3 million plus app downloads. These initiatives are great examples of how we are able to continue to capture growth opportunities ahead of us.”

The Company’s presentation at the Baird Conference will be webcast at 7:55 a.m. Eastern Time on Tuesday, June 7, 2022 and can be accessed live or as an archived replay for 90 days at IR.TractorSupply.com. Hal Lawton, Chief Executive Officer, and Kurt Barton, Chief Financial Officer, will be presenting at the conference.

The Company will release its second quarter 2022 earnings news release before the market opens on Thursday, July 21, 2022. The Company will hold its second quarter 2022 earnings conference call that day at 10:00 a.m. Eastern Time.

This event will be webcast live at IR.TractorSupply.com. Supplemental materials will be available at least fifteen minutes prior to the start of the conference call.

About Tractor Supply Company
Tractor Supply Company (NASDAQ: TSCO), the largest rural lifestyle retailer in the United States, has been passionate about serving its unique niche, targeting the needs of recreational farmers, ranchers and all those who enjoy living the rural lifestyle, for more than 80 years.

Tractor Supply offers an extensive mix of products necessary to care for home, land, pets and animals with a focus on product localization, exclusive brands and legendary customer service for the Out Here lifestyle. With more than 46,000 Team Members, the Company’s physical store assets, combined with its digital capabilities, offer customers the convenience of purchasing products they need anytime, anywhere and any way they choose at the everyday low prices they deserve. At March 26, 2022, the Company operated 2,003 Tractor Supply stores in 49 states, a customer mobile app and an e-commerce website at www.TractorSupply.com.

Tractor Supply Company also owns and operates Petsense, a small-box pet specialty supply retailer focused on meeting the needs of pet owners, primarily in small and mid-size communities, and offering a variety of pet products and services. At March 26, 2022, the Company operated 178 Petsense stores in 23 states. For more information on Petsense, visit www.Petsense.com.

Forward-Looking Statements
As with any business, all phases of the Company’s operations are subject to influences outside its control. This press release contains certain forward-looking statements, including statements regarding sales and earnings growth, new store growth, estimated results of operations, including, but not limited to, sales, comparable store sales and EPS. Forward-looking statements are usually identified by or are associated with such words as “intend,” “expect,” “believe,” “anticipate,” “optimistic,” “forecasted” and similar terminology. Actual results could vary materially from the expectations reflected in these statements. Factors affecting future results include, without limitation, the timing of normalized macroeconomic conditions from the impacts of the COVID-19 pandemic, the Company’s ability to predict the timing of normalized macroeconomic conditions, the timing and amount of share repurchases, marketing, merchandising and strategic initiatives and new store and distribution center openings and expenses in future periods, including incremental costs associated with COVID-19. All forward-looking statements are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and are subject to the completion of the quarter and finalization of the Company’s quarterly financial and accounting procedures, and may be affected by certain risks and uncertainties, any one, or a combination, of which could materially affect the results of the Company’s operations. These factors include, without limitation, national, regional and local economic conditions affecting consumer spending, including the effects of COVID-19, inflation and gas prices, effects resulting from wars or other military operations, including the heightened risk of cyberattacks as a result of the hostilities between Russia and Ukraine, the availability of information technology hardware, the effects that “shelter in place” or other similar mandated or suggested social distancing protocols could have on the business, the costs of doing business as a retailer during the COVID-19 pandemic, the effectiveness of the Company’s responses to COVID-19 and customer response with respect to those actions, the effects of COVID-19 on our suppliers, business partners and supply chain, the timing and acceptance of new products, the timing and mix of goods sold, weather conditions, the seasonal nature of the business, transportation costs, including but not limited to, carrier rates, fuel costs, and other pressures across our supply chain, purchase price volatility (including inflationary and deflationary pressures), the ability to increase sales at existing stores, the ability to manage growth and identify suitable locations, the possibility that the acquisition of Orscheln Farm and Home (the “Transaction”) will not close or that the closing may be delayed, the possibility that we may be unable to obtain regulatory clearance for the Transaction, the potential for litigation or governmental investigations relating to the Transaction, the occurrence of events, changes or circumstances that could give rise to the termination of the definitive agreement for the Transaction, the risk that we may be unable to successfully integrate any acquired business or that we may not realize the benefits expected from an acquisition, including the Transaction, potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement of an acquisition, including the Transaction, failure of an acquisition to produce anticipated results, the ability to successfully manage expenses, particularly in light of COVID-19, including but not limited to, increases in wages, and execute key gross margin enhancing initiatives, the availability of favorable credit sources, capital market conditions in general, the ability to open new stores in the manner, timing and number currently contemplated, the impact of new stores on the business, competition, including competition from online retailers, effective merchandising initiatives and marketing emphasis, the ability to retain vendors, reliance on foreign suppliers, the ability to attract, train and retain qualified employees, our ability to meet our sustainability, stewardship, carbon emission and Diversity, Equity & Inclusion related Environmental, Social and Governance projections, goals and commitments, product liability and other claims, changes in federal, state or local regulations, potential judgments, fines, legal fees and other costs, breach of information systems or theft of employee or customer data, ongoing and potential future legal or regulatory proceedings, management of the Company’s information systems, failure to develop and implement new technologies, the failure of customer-facing technology systems, business disruption including from the implementation of supply chain technologies, effective tax rate changes and results of examination by taxing authorities, the imposition of tariffs on imported products or the disallowance of tax deductions on imported products, the ability to maintain an effective system of internal control over financial reporting, and changes in accounting standards, assumptions and estimates. Forward-looking statements made by or on behalf of the Company are based on knowledge of its business and the environment in which it operates, but because of the factors listed above, actual results could differ materially from those reflected by any forward-looking statements. Consequently, all of the forward-looking statements made are qualified by these cautionary statements and those contained in the Company’s Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. There can be no assurance that the results or developments anticipated by the Company will be realized or, even if substantially realized, that they will have the expected consequences to or effects on the Company or its business and operations. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company does not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law.